SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2004

Date of Report (Date of earliest event reported)

HouseValues, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-51032	91-1982679
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15 Lake Bellevue Drive, Suite 100, Bellevue, Washington 98005

(Address of Principal Executive Offices, including Zip Code)

(425) 454-0088

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2004, following the completion of the initial public offering of HouseValues, Inc. (the “Company”), the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”), previously approved by the Company’s Board of Directors and shareholders, and the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), previously approved by the Company’s Board of Directors, became effective. The forms of the Company’s Restated Articles and Restated Bylaws were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (333-118740) and are attached as exhibits to this filing.

The Restated Articles amended and restated in their entirety the Company’s articles of incorporation in effect prior to the effective time of the Restated Articles (the “Superseded Articles”). Among other changes made to the Superseded Articles, the Restated Articles:

•	eliminate provisions related to the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (all outstanding shares of which converted into common stock immediately prior to the completion of the Company’s initial public offering),

•	authorize 120,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock, $0.001 par value per share,

•	provide for the division of the Company’s Board of Directors into three classes, the directors in each class serving for three-year terms, with one class being elected each year by the Company’s shareholders,

•	provide for the removal of directors only for cause and, subject to certain exceptions, that any vacancies on the Board of Directors be filled only by the affirmative vote of the directors then in office,

•	require that certain business combinations, and certain amendments to the Restated Articles, be approved by the holders of not less than two-thirds of the Company’s outstanding shares, unless such a business combination or amendment to the Restated Articles has been approved by a majority of the “continuing directors” of the Company’s Board of Directors, in which case the affirmative vote required shall be a majority of the outstanding shares, and

•	provide that the Company’s shareholders may call a special meeting only upon the request of holders of at least 25% of the outstanding shares entitled to vote at such meeting, or upon the request of the Board of Directors, the chairman of the Board of Directors or the president of the Company.

The Restated Bylaws amended and restated in their entirety the Company’s bylaws in effect prior to the effective time of the Restated Bylaws (the “Superseded Bylaws”). Among other changes made to the Superseded Bylaws, the Restated Bylaws:

•	provide for the division of the Company’s Board of Directors into three classes, the directors in each class serving for three-year terms, with one class being elected each year by the Company’s shareholders,

•	provide that the Company’s shareholders may call a special meeting only upon the request of holders of at least 25% of the outstanding shares entitled to vote at such meeting, or upon the request of the Board of Directors, the chairman of the Board of Directors or the president of the Company,

•	contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee thereof, and

•	provide that shareholders can amend the Restated Bylaws only upon the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

3.1	Amended and Restated Articles of Incorporation, effective December 15, 2004.

3.2	Amended and Restated Bylaws, effective December 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HouseValues, Inc.

	By	/s/ Gregg Eskenazi
Dated: December 15, 2004		Gregg Eskenazi
General Counsel and Secretary

Exhibit Index

3.1	Amended and Restated Articles of Incorporation, effective December 15, 2004.

3.2	Amended and Restated Bylaws, effective December 15, 2004.